UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2014
VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52045	33-0928885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3721 Valley Centre Drive, Suite 500 San Diego, California		92130
(Address of principal executive offices)		(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On August 7, 2014, Volcano Corporation (“Volcano”) and its wholly-owned subsidiary, Axsun Technologies, Inc. (“Axsun” and together with Volcano, the “Volcano Parties”), entered into a Settlement, Release, License Agreement, and Covenants Not To Sue (the “Agreement”) with St. Jude Medical, Inc. (“St. Jude”) and its affiliates St. Jude Medical, Cardiology Division, Inc., St. Jude Medical Systems AB, St. Jude Medical S.C., Inc., and LightLab Imaging, Inc. (“LightLab”) (collectively, the “St. Jude Parties”), to settle all currently ongoing litigation among the Volcano Parties and the St. Jude Parties. The settlement covers the following civil actions:

•	LightLab Imaging, Inc. v. Axsun Technologies, Inc. and Volcano Corporation, in the Massachusetts Superior Court and the Massachusetts Supreme Judicial Court (the “Massachusetts Proceeding”);

•	Axsun Technologies, Inc. and Volcano Corporation v. LightLab Imaging, Inc., in the Delaware Chancery Court;

•	LightLab Imaging, Inc. v. Axsun Technologies, Inc. and Volcano Corporation, in the Delaware Chancery Court;

•	St. Jude Medical, Cardiology Division, Inc., St. Jude Medical Systems AB, and St. Jude Medical S.C., Inc. v. Volcano Corporation, in the United States District Court for the District of Delaware;

•	St. Jude Medical, Cardiology Division, Inc., St. Jude Medical Systems AB, and St. Jude Medical S.C., Inc. v. Volcano Corporation, in the United States District Court for the District of Delaware;

•
Volcano Corporation v. St. Jude Medical, Cardiovascular and Ablation Technologies Division, Inc.; St. Jude Medical, Cardiology Division, Inc.; St. Jude Medical, U.S. Division; St. Jude Medical S.C., Inc.; and St. Jude Medical Systems AB, in the United States District Court for the District of Delaware and the United States Court of Appeals for the Federal Circuit; and

•
St. Jude Medical, Cardiology Division, Inc., v. Volcano Corporation, and Michelle K. Lee, Deputy Director, U.S. Patent and Trademark Office, in the United States Patent and Trademark Office and the United States Court of Appeals for the Federal Circuit.

Additional detail regarding the foregoing actions (collectively, the “Litigations”) is described in Note 4 to Volcano’s unaudited financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 under the headings “Litigation—LightLab” and “Litigation—St. Jude Medical.”
No payments are being made in connection with the Agreement.
Pursuant to the Agreement, the parties agreed to cause each of the Litigations to be dismissed with prejudice and to not seek appellate review of a recent decision issued in the Massachusetts Proceeding.
The Agreement contains mutual releases covering all claims that the Volcano Parties or the St. Jude Parties, or their respective affiliates, have or may have against the other in connection with the Litigations.
The Agreement contains covenants not to sue by each party for (i) infringement of any of the patents that are the subject of any of the Litigations, (ii) infringement of any of the other party’s patents (subject to specified exceptions) by a party’s current products, products in the field of functional measurement for which regulatory approval is submitted before August 7, 2016, or features of those products, (iii) misappropriation of certain claimed trade secrets communicated each way between Axsun and LightLab and (iv) claims of any nature that relate to any of the Litigations. The covenants described in the preceding sentence do not extend to any: (a) patent infringement claims by St. Jude with respect to any (1) wireless communication of physiological pressure sensor data between a sensor and a receiver, or (2) products for intravascular optical coherence tomography (OCT); (b) patent infringement claims by Volcano with respect to any (1) iFR® patents or (2) products for intravascular ultrasound (i.e., IVUS products); or (c) products of an assignee existing prior to the assignment.
The agreement contains licenses by each party to the other party of the patents that are the subject of the Litigations.

Each party to the Agreement also agreed not to challenge the validity or enforceability of any of the patents that are the subject of any of the Litigations during the term of the Agreement, unless such party is accused of infringing the applicable patent. The Agreement terminates on August 7, 2036.
The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed as an exhibit to Volcano’s quarterly report on Form 10-Q for the quarter ended September 30, 2014.

Item 2.02	Results of Operations and Financial Condition.

On August 7, 2014, Volcano issued a press release regarding its financial results for the second quarter ended June 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information under Item 2.02 of this Current Report on Form 8-K and the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 7, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCANO CORPORATION

By:	/s/ Darin Lippoldt
Darin Lippoldt Executive Vice-President, General Counsel, Secretary and Chief Compliance Officer
Dated: August 7, 2014

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated August 7, 2014